Exhibit 99.1

For Immediate Release

Eagle Pharmaceuticals Appoints Pete A. Meyers as Chief Financial Officer

WOODCLIFF LAKE, N.J., May 15, 2017 — Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (“Eagle” or “the Company”) announced that Pete A. Meyers has joined the Company as Chief Financial Officer, effective today. Mr. Meyers will also serve as the Company’s principal financial officer and principal accounting officer, effective today.

Pete A. Meyers has over two decades of experience in the health care industry. He most recently served as Chief Financial Officer of Motif BioSciences Inc., from May 2016 to January 2017.  Prior to his role at Motif, he served as Chief Financial Officer and Treasurer of TetraLogic Pharmaceuticals Corporation from August 2013 to March 2016.  Mr. Meyers also spent 18 years as a health care investment banker, most recently as Co-Head of Global Health Care Investment Banking at Deutsche Bank Securities Inc. Mr. Meyers currently serves on the Board of Directors of Prima BioMed Ltd, where he chairs the Audit Committee.

“Pete’s extensive operations experience in the biopharma sector will provide invaluable insight and guidance as we seek to expand our commercialization strategy to include our first product marketed exclusively by Eagle’s internal sales organization, Ryanodex® (dantrolene sodium) for the treatment of exertional heat stroke, if approved. Pete’s expertise will complement the capabilities of our senior management team, and we look forward to working with him on this and other projects,” stated Scott Tarriff, Chief Executive Officer of Eagle Pharmaceuticals.

“I would also like to thank David Riggs, who has served as our CFO since 2013, for all of his contributions. David was instrumental in Eagle’s IPO and growing the Company to where it is today. We look forward to his continued engagement with the Company,” added Tarriff.

About Eagle Pharmaceuticals, Inc.

Eagle is a specialty pharmaceutical company focused on developing and commercializing injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. Eagle’s strategy is to utilize the FDA’s 505(b)(2) regulatory pathway. Additional information is available on the company’s website at www.eagleus.com.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and other securities laws. Forward-looking statements are statements that are not historical facts. Words such as “will,” “may,”, “believe,” “intends,” “anticipate(s),” “plan,” “enables,” “potentially,” “entitles,” “provide,” “complement,” “seek,” “expand” and similar expressions are intended to identify forward-looking statements. These statements include statements regarding future events including, but not limited to: the timing, if at all, of the approval by the FDA of an exertional heat stroke indication for Eagle’s Ryanodex; the likelihood that any changes to Eagle’s management team will affect the ability of Eagle to deliver sustained stockholder value over time; and other factors that are discussed in Eagle’s Annual Report on Form 10-K for the year ended December 31, 2016, and its other filings with the U.S. Securities and Exchange Commission. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks include, but are not limited to whether Eagle’s management and/or board of directors will be effective in managing Eagle’s business and future growth, as well as the other risks described in Eagle’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Investor Relations for Eagle Pharmaceuticals, Inc.:

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com